Exhibit 99.1

Important Information
The tender offer described in this presentation has not yet commenced, and this material is neither an offer to purchase nor a solicitation of an offer to sell shares of Accelrys’ common stock. At the time the tender offer is commenced, Dassault Systèmes will file a tender offer statement with the United States Securities and Exchange Commission (the “SEC”). Accelrys’ stockholders are strongly advised to read these documents that will be filed with the SEC, because they will contain important information that Accelrys’ stockholders should consider before tendering their shares. These documents will be available for free at the SEC’s website (http://www.sec.gov) or by directing a request to Dassault Systèmes, 10 rue Marcel Dassault, CS 40501, 78946 Vélizy-Villacoublay, Cedex, France.   Dassault Systèmes & Accelrys to Join Forces  3D Experience.     Dassualt Systemes   accelrys®

What we announce today       3DS intends to acquire San Diego-based Accelrys, Inc., a leading provider of scientific innovation lifecycle management software for chemistry, biology and materials.   3DS & ACCL to combine science-based innovation with product lifecycle management...     ...through scientific industry solution experiences

Transaction Summary   Offer to acquire 100% of shares of the company at $12.50 per share, representing a $750m fully diluted equity value    All cash transaction   No external financing needed    Tender to start within 10 business days    The Board of Directors of Accelrys has unanimously approved the transaction    Conditions precedents:    Accelrys shareholders tendering a majority of Accelrys’ outstanding shares in the tender officer    receipt of certain regulatory approvals    other customary closing conditions       Dassault Systèmes and Accelrys to Join Forces    Delivering Scientific innovation in the Age of Experience    Customer Experiences in your industry    Also experience in your Area of Science:     Quick Links

Accelrys Overview

Identity

- Leader in Scientific Innovation Lifecycle Management (SILM)
- Founded 1993, IPO 1995
- Headquarters in San Diego (CA)
- Employees: **~750 people** (PhD : +225)
- 10 R&D labs
- Revenue 2012: **~174 M$**
- Estimated revenue by geo
  - US : 49%, EMEA : 29%, APAC : 22 %
- **~ 2000 customers**
  - 29 of the top 30 biopharmaceutical companies
  - 5 of the top 5 chemical companies
  - 5 of the top 5 aerospace companies
  - 3 of the top 5 CPG companies


49%
29%
22%

United States
San Diego, CA (HQ)
San Ramon, CA
Bedminster, NJ
Bend, OR
Boulder, CO
Durham, NC
Milford, MA
Fairfield, CA
Ithaca, York, NY
Jersey City, NJ

Europe
Cambridge, UK
Stockholm, Sweden
Paris, France
Basel, Switzerland
Cologne, Germany
Cork, Ireland

Asia
Tokyo, Japan
Seoul, Korea
Singapore, Singapore
Bangalore, India

Product Portfolio

- Life Sciences R&D
- Material Sciences & Engineering
- Analytical, Development, Quality & Manufacturing

4
DASSAULT SYSTEMES
IF WE ask the right questions we can change the world.

Global Large Customer Base In Diversified Markets      Pharma/Biotech     Chemical     Consumer Packaged Goods    Electronics      Manufacturing     Academic & Government

Product Offering    Scientific Innovation      Commercialization    Life Sciences (LS R&D)     Life Sciences Research & Development     ADQM     Materials Sciences & Engineering (MS&E)     MS&E Research & Development
Platform     ADQM: Analytics, Development, Quality and Manufacturing

3DS & Accelrys to deliver Scientific Innovation in the Age of Experience    1/ to be able to invent & design customer experiences at the molecular level (Nurture Social Industry Experience Strategy)     2/ to combine science-based excellence and creativity with Product Lifecycle Management industrial performance     3/ to deliver industry solutions capable of harmonizing products, nature and life, from imagination to industry solution experience

Roadmap to Scientific Innovation in the Age of Experience

3DS.COM © Dassault Systèmes | Confidential Information | 1/30/2014 | ref.: 3DS_Document_2012



accelrys®

- 3DS & Accelrys to join forces combining PLM with Chemistry, Biology & Materials for scientific Industry Solution Experiences



3DEXPERIENCE

- 3DS 3DExperience Platform
- 3DS BioIntelligence | bioPLM

Bio Intelligence



- 3DS PLM On V6 architecture

2008 — 2012 — 2014

8

DASSAULT SYSTEMES
IF WE ask the right questions we can change the world.

In Summary we announced today….
“Coming together for Accelrys and Dassault Systèmes will create an unmatched leader, with a unique and end-to-end solution from molecule design to production performance to product experience”

IF WE ™